Exhibit 99.2

Granite Point Mortgage Trust Inc. Announces Proposed Private Offering of Convertible Senior Notes

New York, December 6, 2017 — Granite Point Mortgage Trust Inc. (NYSE: GPMT) announced today that it plans to offer, subject to market and other conditions, up to $125 million aggregate principal amount of convertible senior notes due 2022 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The company also expects to grant the initial purchasers of the offering an option to purchase up to an additional $18.75 million aggregate principal amount of the Notes.

The Notes will be unsecured, pay interest semiannually and will be convertible at the option of the holder into shares of the company’s common stock. The Notes will mature in December of 2022, unless earlier converted or repurchased in accordance with their terms.  The company will not have the right to redeem the Notes prior to maturity, but may be required to repurchase the Notes from holders under certain circumstances.

The company intends to use the net proceeds from the offering to originate and acquire its target assets, subject to its investment guidelines and to the extent consistent with maintaining its REIT qualification, and for general corporate purposes.

Neither the Notes nor any shares of the company’s common stock issuable upon conversion of the Notes have been or are expected to be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, the Notes or any other securities, nor shall there be any sale of the company’s securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

About Granite Point Mortgage Trust Inc.

Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point intends to elect and qualify to be taxed as a REIT.  Granite Point is headquartered in New York, New York, and is externally managed by Pine River Capital Management L.P.

Cautionary Notice Regarding Forward-Looking Statements

This release may include statements and information that constitute “forward-looking statements” within the meaning of section 27A of the Securities Act and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are included in this statement for purposes of invoking these safe harbor provisions. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. The forward-looking statements made in this release include, but may not be limited to, expectations regarding the use of proceeds from the offering.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our public filings with the SEC, which are available on the SEC’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Contact

Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., 212-364-3718, marcin.urbaszek@prcm.com.